SCHEDULE 14A

                                 (RULE 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

           Proxy Statement Pursuant to Section 14(a) of the Securities

                      Exchange Act of 1934 (Amendment No. )

Filed by the Registrant [x] Filed by a Party other than the Registrant Check the appropriate box:

  Preliminary Proxy Statement
  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2) Definitive Proxy Statement [x]
  Definitive Additional Materials
  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                            GP STRATEGIES CORPORATION

                (Name of Registrant as Specified In Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the Registrant)
               Payment of Filing Fee (Check the appropriate box):
         No fee required  [x]

         Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11. (1) Title of each class of securities to which transaction applies:

         (2)   Aggregate number of securities to which transaction applies:

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

         (4)   Proposed maximum aggregate value of transaction:

         (5)   Total fee paid:


         Fee paid previously with preliminary materials.

         Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1)   Amount Previously Paid:

         (2)   Form, Schedule or Registration Statement No.:

         (3)   Filing Party:

         (4)   Date Filed:

                            GP STRATEGIES CORPORATION

                               9 West 57th Street

                                   Suite 4170

                            New York, New York 10019

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            To Be Held June 12, 2001

To the Stockholders:

         The Annual Meeting of Stockholders of GP Strategies Corporation (the "Company") will be held at the Hilton Columbia Hotel, 5485 Twin Knolls Road, Columbia, Maryland, on the 12th day of June, 2001, at 11:00 a.m., local time, for the following purposes:

         1. To elect eleven Directors to serve until the next Annual Meeting and until their respective successors are elected and qualify.

         2. To ratify the Board of Directors' appointment of KPMG LLP as the Company's independent auditors for the fiscal year ending December 31, 2001.

         3. To transact such other business as may properly come before the meeting or any adjournment thereof.

         Only stockholders of record as of the close of business on April 20, 2001 are entitled to receive notice of and to vote at the meeting. A list of such stockholders shall be open to the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of ten days prior to the meeting, at the offices of the Company's subsidiary, General Physics Corporation, 6700 Alexander Bell Drive, Columbia, Maryland.

                                By Order of the Board of Directors

                                Lydia M. DeSantis
                                Secretary

New York, New York
April 30, 2001

Whether or not you plan to attend the annual meeting, please fill in, date and sign the enclosed Proxy and return it promptly in the enclosed postage prepaid return envelope.

                            GP STRATEGIES CORPORATION
                               9 West 57th Street
                                   Suite 4170
                            New York, New York 10019

                                                             New York, New York
                                                                 April 30, 2001

                                 PROXY STATEMENT

         The accompanying Proxy is solicited by and on behalf of the Board of Directors of GP Strategies Corporation, a Delaware corporation (the "Company"), for use only at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Hilton Columbia Hotel, 5485 Twin Knolls Road, Columbia, Maryland, on the 12th day of June, 2001, at 11:00 a.m., local time, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy were first given or sent to security holders was April 30, 2001.

         Each Proxy executed and returned by a stockholder may be revoked at any time thereafter, by written notice to that effect to the Company, attention of the Secretary, prior to the Annual Meeting, or to the Chairman, or the Inspectors of Election, at the Annual Meeting, or by the execution and return of a later-dated Proxy, except as to any matter voted upon prior to such revocation.

         The Proxies in the accompanying form will be voted in accordance with the specifications made and where no specifications are given, such Proxies will be voted FOR the eleven nominees for election as directors named herein and FOR ratification of the selection of KPMG LLP as independent auditors. In the discretion of the proxy holders, the Proxies will also be voted FOR or AGAINST such other matters as may properly come before the meeting. The management of the Company is not aware that any other matters are to be presented for action at the meeting. Although it is intended that the Proxies will be voted for the nominees named herein, the holders of the Proxies reserve discretion to cast votes for individuals other than such nominees in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. The Proxies may not be voted for a greater number of persons than the number of nominees named. The election of directors will be determined by a plurality of the votes of the shares of Common Stock and Class B Stock present in person or represented by proxy at the Annual Meeting and entitled to vote on the election of directors. Accordingly, in the case of shares that are present or represented at the Annual Meeting for quorum purposes, not voting such shares for a particular nominee for director, including by withholding authority on the Proxy, will not operate to prevent the election of such nominee if he or she otherwise receives a plurality of the votes. For the ratification of the selection of the Company's independent auditors and any other item voted upon at the annual meeting, the affirmative vote of the holders of a majority of the shares of Common Stock and Class B Stock represented in person or by proxy and entitled to vote on this item will be required for approval. Accordingly, abstentions will have the same legal effect as a negative vote. Broker non-votes will not be counted in determining the number of shares necessary for approval.

                                VOTING SECURITIES

         The Board of Directors has fixed the close of business on April 20, 2001 as the record date for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting. The issued and outstanding capital stock of the Company on April 20, 2001 consisted of 12,160,217 shares of Common Stock, each entitled to one vote, and 800,000 shares of Class B Stock, each entitled to ten votes. A quorum of the stockholders is constituted by the presence, in person or by proxy, of holders of record of Common Stock and Class B Stock, representing a majority of the number of votes entitled to be cast. The only difference in the rights of the holders of Common Stock and the rights of holders of Class B Stock is that the former class has one vote per share and the latter class has ten votes per share. The Class B Stock is convertible at any time into shares of Common Stock on a share for share basis at the option of the holders thereof.

                             PRINCIPAL STOCKHOLDERS

         The following table sets forth the number of shares of Class B Stock and Common Stock beneficially owned as of April 20, 2001, by each person who is known by the Company to own beneficially more than 5% of the Company's outstanding Class B Stock or Common Stock.


                                                                             Amount and
                                Name and Address                              Nature of                 Percent of
Title of Class                 of Beneficial Owner                      Beneficial Ownership             Class(1)
--------------                 -------------------                      --------------------             --------

Class B Stock             Jerome I. Feldman                               843,750 shares(2)(3)(4)           78.5%
                          c/o GP Strategies Corporation
                          9 West 57th Street
                          Suite 4170
                          New York, NY 10019

Class B Stock             Andersen Weinroth & Co., L.P.                   200,000 shares(4)(5)              25.0%
                          1330 Avenue of the Americas
                          New York, NY 10019

Class B Stock             Scott N. Greenberg                              75,000 shares(6)                   8.6%
                          c/o GP Strategies Corporation
                          9 West 57th Street
                          Suite 4170
                          New York, NY 10019

Common Stock              Jerome I. Feldman                                874,949 shares(3)(4)(7)           7.0%


Common Stock              Cardinal Capital Management, L.L.C.            1,196,900 shares(8)                 9.9%
                          One Fawcet Place
                          Greenwich, CT 06830

Common Stock              Caxton International Limited                    955,687 shares(9)                  7.9%
                          315 Enterprise Drive
                          Plainsboro, NJ 08536

Common Stock              Dimensional Fund Advisors, Inc.                 904,505 shares(10)                 7.5%
                          1299 Ocean Avenue
                          Santa Monica, CA 90401

Common Stock              Liberty Wanger Asset Management L.P.            820,000 shares(11)                 6.8%
                          227 West Monroe Street
                          Chicago, IL 60606

Common Stock              General Physics Corporation Profit              688,717 shares(12)                 5.7%
                          Investment Plan
                          6700 Alexander Bell Drive
                          Columbia, Maryland 21046
---------------------

  (1) The percentage of class calculation for Class B Stock assumes for each beneficial owner that (i) all options to purchase Class B Stock are exercised in full only by the named beneficial owner, (ii) no other options to purchase Class B Stock are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner or any other stockholder. The percentage of class calculation for Common Stock assumes for each beneficial owner that (i) all options are exercised in full and all shares of Class B Stock are converted into Common Stock only by the named beneficial owner and (ii) no other options are exercised and no other shares of Class B Stock are converted by any other stockholder.

  (2) Includes 275,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman.

  (3) On December 29, 1998, Martin M. Pollak granted certain rights of first refusal with respect to his Class B Stock and options to purchase Class B Stock to Mr. Feldman and his family, and Mr. Feldman granted certain tag-along rights with respect to Class B Stock and options to purchase Class B Stock to Mr. Pollak and his family. In addition, Mr. Pollak agreed that, until May 31, 2004, during any period commencing on the date any person or group commences or enters into, or publicly announces an intention to commence or enter into, and ending on the date such person abandons a tender offer, proxy fight, or other transaction that may result in a change in control of the Company, he will vote his shares of Common Stock and Class B Stock on any matter in accordance with the recommendation of the Board of Directors. Mr. Pollak retired as the Executive Vice President and Treasurer of the Company on May 31, 1999.

  (4) The Company, Andersen Weinroth & Co., L.P. ("AW"), and Mr. Feldman have entered into a Stockholders Agreement, dated February 11, 2001 (the "AW Stockholders Agreement"), pursuant to which Mr. Feldman has (i) granted certain tag-along rights to AW with respect to shares of Class B Stock and options to purchase Class B Stock and (ii) agreed to vote all of his shares of Class B Stock in favor of the election of G. Chris Andersen or Stephen Weinroth if either of them is nominated by the Company to serve on the Board of Directors. Messrs. Andersen and Weinroth are the general partners of AW. As a result of the AW Stockholders Agreement, Messrs. Feldman, Andersen, and Weinroth and AW may be deemed members of a "group" for purposes of Section 13(d) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). None of Messrs. Feldman, Andersen, and Weinroth and AW admits that he or it should be deemed to be a member of such a group.

  (5) Pursuant to the AW Stockholders Agreement, AW is required to exercise its right to convert its shares of Class B Stock into Common Stock (i) upon the transfer of such shares to an unrelated party (other than pursuant to the exercise of the tag-along right granted to AW by Mr. Feldman), (ii) if neither Mr. Andersen or Mr. Weinroth is on the Board of Directors (both of Messrs. Andersen and Weinroth have agreed to resign from the Board of Directors if requested by the Board of Directors to do so for any reason), and (iii) at the request of the Company.

  (6) Includes 75,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg.

  (7) Includes (i) 1,173 shares of Common Stock held by members of Mr. Feldman's family, (ii) 568,750 shares of Common Stock issuable upon conversion of Class B Stock held by Mr. Feldman, (iii) 275,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman,
         (iv) 13,623 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Feldman and (v) 1,303 shares of Common Stock allocated to Mr. Feldman's account pursuant to the provisions of the General Physics Corporation Profit Investment Plan, a defined contribution plan (the "GPC Plan"). Mr. Feldman disclaims beneficial ownership of the 1,173 shares of Common Stock held by members of his family.

  (8) Based on a Schedule 13G/A filed by Cardinal Capital Management, L.L.C. with the Securities and Exchange Commission (the "SEC") on March 12, 2001.

  (9) Based on a Schedule 13D/A filed jointly by Caxton International Limited, Caxton Equity Growth (BVI) Ltd., Caxton Equity Growth LLC, Bruce S. Kovner, and Caxton Associates, L.L.C. with the SEC on January 9, 2001.

 (10) Based on a Schedule 13G filed by Dimensional Fund Advisors Inc. ("Dimensional") with the SEC on February 2, 2001. Dimensional has informed the Company that the shares are owned by advisory clients of Dimensional and that Dimensional disclaims beneficial ownership of such shares.

 (11) Based on a Schedule 13G filed by Liberty Wanger Asset Management, L.P. ("LWAM") with the SEC on February 14, 2001. LWAM has informed the Company that the shares have been acquired by LWAM on behalf of its discretionary clients.

(12)     Shares may be voted and disposed of by Plan participants

         SECURITY OWNERSHIP OF DIRECTORS AND NAMED EXECUTIVE OFFICERS

         The following table sets forth, as of April 20, 2001, the beneficial ownership of Common Stock, Class B Stock, and voting stock by each director and nominee for director, each of the named executive officers, and all directors and executive officers as a group.


                                   Total Number of                         Total Number of
                                      Shares of          Percent of           Shares of         Percent of       Percent of
                                    Common Stock        Common Stock        Class B Stock         Class B          Voting
                                 Beneficially Owned       Owned(1)       Beneficially Owned      Stock(2)         Stock(3)

Jerome I. Feldman(4)...............    874,949(5)              7.0%           843,750(6)            78.5%            37.0%
Scott N. Greenberg(4)..............    205,030(7)              1.7%            75,000(8)             8.6%             4.2%
John C. McAuliffe..................    115,383(9)(10)          1.0%                --                  --               --
G. Chris Andersen(11)..............    259,200(12)(13)         2.1%           200,000(13)(14)       25.0%            10.0%
Sheldon L. Glashow(15).............     11,179(9)              *                 --                --                --
Roald Hoffmann(15).................     11,000(9)              *                 --                --                --
Donald P. Jacobs...................      6,000(9)              *                 --                --                --
Bernard M. Kauderer(15)............     11,179(9)              *                 --                --                --
George J. Pedersen.................      1,000                 *                 --                --                --
Ogden R. Reid(15)..................     14,429(9)              *                 --                --                --
Gordon Smale(11)...................     13,000(9)              *                 --                --                --
Andrea D. Kantor...................     19,968(9)(16)          *                 --                --                --
Directors and Executive
  Officers as a Group (11 persons).  1,542,317(17)            11.4%         1,118,750(18)           97.3%            48.5%
--------------------------

* The number of shares owned is less than one percent of the outstanding shares or voting stock.

  (1) The percentage of class calculation for Common Stock assumes for each beneficial owner and directors and executive officers as a group that
         (i) all options are exercised in full and all shares of Class B Stock are converted into Common Stock only by the named beneficial owner or members of the group and (ii) no other options are exercised and no other shares of Class B Stock are converted by any other stockholder.

  (2) The percentage of class calculation for Class B Stock assumes for each beneficial owner and directors and executive officers as a group that
         (i) all options to purchase Class B Stock are exercised in full only by the named beneficial owner or members of the group, (ii) no other options to purchase Class B Stock are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner, members of the group, or any other stockholder.

  (3) The percentage of voting stock calculation sets forth the percentage of the aggregate number of votes of all holders of Common Stock and Class B Stock represented by the Common Stock and Class B Stock beneficially owned by each beneficial owner and directors and executive officers as a group and assumes for each beneficial owner and directors and executive officers as a group that (i) all options are exercised in full only by the named beneficial owner or members of the group, (ii) no other options are exercised by any other stockholder, and (iii) no shares of Class B Stock are converted into Common Stock by the named beneficial owner, members of the group, or any other stockholder. Based on the Common Stock and Class B Stock outstanding at April 20, 2001, if no options are exercised and no shares of Class B Stock are converted into Common Stock by Mr. Feldman, AW, or any other stockholder, Mr. Feldman and AW would own 28.3% and 9.9% of the voting stock, respectively.

  (4)    Member of the Executive Committee.

  (5)    See footnotes 3, 4, and 7 to Principal Stockholders table.

  (6)    See footnotes 2, 3, and 4 to Principal Stockholders table.

  (7) Includes (i) 110,875 shares of Common Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg, (ii) 75,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options held by Mr. Greenberg, (iii) 1,437 shares of Common Stock allocated to Mr. Greenberg's account pursuant to the provisions of the GPC Plan and (iv) 2,000 shares of Common Stock held by his son. Mr. Greenberg disclaims beneficial ownership of the 2,000 shares held by his son.

  (8)    See footnote 6 to Principal Stockholders table.

  (9)    Includes 98,286 shares for John C. McAuliffe, 10,000 shares for Sheldon
         L. Glashow,  10,000 shares for Roald Hoffmann,  5,000 shares for Donald
         P. Jacobs, 10,000 shares for Bernard M. Kauderer, 13,000 shares for Ogden R. Reid, 10,000 shares for Gordon Smale, and 18,500 shares for Andrea D. Kantor issuable upon exercise of currently exercisable stock options.

(10) Includes 4,941 shares of Common Stock allocated to Mr. McAuliffe's account pursuant to the provisions of the GPC Plan.

(11)     Member of the Compensation Committee.

(12) Includes 200,000 shares of Common Stock issuable upon conversion of Class B Stock held by AW and 39,200 shares of Common Stock held by AW. Also includes 20,000 shares of common stock held by Mr. Andersen's wife. Mr. Andersen disclaims beneficial ownership of the shares held by his wife.

(13) Mr. Andersen is a general partner of AW and may be deemed to own the shares of Class B Stock and Common Stock beneficially owned by AW. However, Mr. Andersen disclaims beneficial ownership of the shares held by AW, except to the extent of his pecuniary interest in these shares.

(14) Includes 200,000 shares of Class B Stock held by AW. See footnotes 4 and 5 to Principal Stockholders table.

(15)     Member of the Audit Committee.

(16) Includes 1,468 shares of Common Stock allocated to Ms. Kantor's account pursuant to the provisions of the GPC Plan.

(17) Includes (i) 299,284 shares of Common Stock issuable upon exercise of currently exercisable stock options, (ii) 768,750 shares of Common Stock issuable upon conversion of Class B Stock, (iii) 350,000 shares of Common Stock issuable upon conversion of Class B Stock issuable upon exercise of currently exercisable stock options, and (iv) 9,149 shares of Common Stock allocated to accounts pursuant to the provisions of the GPC Plan.

(18) Includes 350,000 shares of Class B Stock issuable upon exercise of currently exercisable stock options.

         As of April 20, 2001, the Company owned 2,842,300 shares of SGLG, Inc. ("SGLG") common stock, constituting approximately 92% of the outstanding shares of common stock.

                              ELECTION OF DIRECTORS

         Eleven directors will be elected at the Annual Meeting to hold office until the next Annual Meeting of Stockholders and until their respective successors are elected and qualify. The Proxies solicited by this proxy statement may not be voted for a greater number of persons than the number of nominees named. It is intended that these Proxies will be voted for the following nominees, but the holders of these Proxies reserve discretion to cast votes for individuals other than the nominees for director named below in the event of the unavailability of any such nominee. The Company has no reason to believe that any of the nominees will become unavailable for election. Set forth below are the names of the nominees, the principal occupation of each, the year in which first elected a director of the Company and certain other information concerning each of the nominees.

         Jerome I. Feldman is founder and since 1959 has been President and Chief Executive Officer and a Director of the Company. He has also been Chairman of the Board of the Company since 1999. He has been a Director of Five Star Products, Inc. ("Five Star"), a wholesale distributor of home decorating, hardware and finishing products, since 1994, a Director of GSE Systems, Inc. ("GSE"), a company engaged in the business of real time simulation and process automation in the power and process industries, since 1994, and Chairman of the Board of GSE since 1997. Mr. Feldman is also Chairman of the New England Colleges Fund and a Trustee of Northern Westchester Hospital. Age 72

         Scott N. Greenberg has been a Director of the Company since 1987 and Executive Vice President and Chief Financial Officer since 1998. He was Vice President and Chief Financial Officer from 1989 to 1998 and Vice President, Finance from 1985 to 1989. He has been a Director of Five Star since 1998 and a director of GSE since 1999. Age 44

         John C. McAuliffe has been a Director of the Company since 1997, Senior Vice President of the Company since 1998 and President of General Physics Corporation ("GPC"), a wholly-owned subsidiary of the Company, since 1997. He was Executive Vice President and Chief Operating Officer of GPC from 1994 to 1997; Senior Vice President from 1993 to 1994; Chief Financial Officer and Treasurer from 1992 to 1993; and Vice President, Finance from 1991 to 1992. Age 42

         G. Chris Andersen has been a Director of the Company since 2000. Mr. Andersen is a general partner of Andersen Weinroth & Co., L.P., a merchant banking firm. From 1990 to 1995, he was Vice Chairman and head of International Investment Banking at PaineWebber Incorporated. Previously Mr. Andersen was a Managing Director and head of the Investment Banking Group for 15 years at Drexel Burnham. He is currently a director of TEREX Corporation, Headway Corporate Resources, Inc. and Millennium Cell Inc. Age 63.

         Sheldon L. Glashow, Ph.D. has been a Director of the Company since 1997. Dr. Glashow has been the Arthur G. B. Metcalf Professor of Science and University Professor at Boston University since July 2000. Prior to that he was the Higgins Professor of Physics and the Mellon Professor of the Sciences at Harvard University. He was the recipient of the Nobel Prize in Physics in 1979. He has been a Director of GSE since 1995 and a Director of Interferon Sciences, Inc., a biopharmaceutical company, since 1991. Dr. Glashow is a foreign member of the Russian Academy of Sciences. Age 68

         Roald Hoffmann, Ph.D. has been a Director of the Company since 1988. He has been the John Newman Professor of Physical Science at Cornell University since 1974. Dr. Hoffmann is a member of the National Academy of Sciences and the American Academy of Arts and Sciences. In 1981, he shared the Nobel Prize in Chemistry with Dr. Kenichi Fukui. Age 63

         Donald P. Jacobs has been a Director of the Company since October 2000. Mr. Jacobs has been Dean of Northwestern University's J. L. Kellogg Graduate School of Management since 1975 and the school's Gaylord Freeman Distinguished Professor of Banking since 1979. He was Chairman of the Public Review Board of Arthur Andersen & Co. from 1983 to 1998, Chairman of Amtrak from 1975 to 1979, and Chairman of the Hunt Commission, which recommended bank overhaul in the 1970's. He is currently a director of CDW Computer Centers, TEREX Corporation, ProLogis Trust, Hartmarx Corporation, and Greenwich Associates. Age 73

         Bernard M. Kauderer has been a Director of the Company since 1997. He retired from the United States Navy in 1986 as Vice Admiral. He was Former Commander, Submarine Force, United States Atlantic and Pacific Fleets. He has been a consultant to industry and government since 1986. Age 69

         George J. Pedersen is being nominated as a Director for the first time. Mr. Pedersen co-founded ManTech International Corporation, a research and technology firm, in 1968, and has served as Chairman of the Board since 1979 and as President and Chief Executive Officer since 1995. Mr. Pedersen has been a director of GSE since 1994 and serves as a Director, Vice President and a member of the Executive Committee of the Professional Services Council; a Trustee and a member of the Executive Committee of the National Security Industrial Association; a Trustee of the Naval Undersea Museum Foundation; and a director of the Ivymount School. Mr. Pedersen also serves as Chairman of the Board of MARE, Inc., marketers of marine products and services; Chairman of the Board of the Institute of Software Research, a non-for-profit corporation that performs research and advanced development of software and related technologies; and Chairman of the Board of Praxa Limited, an information technology systems integrator headquartered in Melbourne, Australia. Age 65

         Ogden R. Reid has been a Director of the Company since 1979. Mr. Reid had been Editor and Publisher of the New York Herald Tribune and of its International Edition; United States Ambassador to Israel; a six-term member of the United States Congress and a New York State Environmental Commissioner. Age 75

         Gordon Smale has been a Director of the Company since 1997. He has been President and a Director of Atlantic Oil Corporation, a producing oil and gas company, since 1970; President of Atmic, Inc., an oil and gas management company, since 1983; Chairman of the Board of CamWest Inc., an oil and gas exploration and development company, since 1992; and Manager of Cedar Ridge LLC, a methane coal gas exploration and development company, since 1994. Age 69

         Pursuant to the AW Stockholders Agreement, the Company agreed, subject to its fiduciary duties, (a) if Mr. Andersen was willing and able to serve on the Board of Directors, promptly after the sale on February 11, 2000 of 200,000 shares of Class B Stock to AW, to nominate Mr. Andersen to serve on the Board of Directors and to use its best efforts to cause him to be elected to the Board of Directors and (b) if Mr. Andersen shall cease to serve on the Board of Directors as a result of his death, disability or voluntary resignation and Stephen
Weinroth is then willing and able to serve on the Board of Directors, to nominate Mr. Weinroth to serve on the Board of Directors and to use its best efforts to cause him to be elected to the Board of Directors. The Company has no obligation to renominate Mr. Andersen or Mr. Weinroth to serve on the Board of Directors, and both of Messrs. Andersen and Weinroth have agreed to resign from the Board of Directors if requested by the Board of Directors to do so for any reason. Also pursuant to the AW Stockholders Agreement, Mr. Feldman has agreed to vote all of his shares of Class B Stock in favor of the election of Mr. Andersen or Mr. Weinroth if either of them is nominated by the Company to serve on the Board of Directors.

Board of Directors and Committees

         The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company, although it is not involved in day-to-day operating details. Members of the Board of Directors are kept informed of the Company's business by various reports and documents sent to them as well as by operating and financial reports made at Board and Committee meetings. The Board of Directors held four meetings in 2000. All of the directors attended at least 75% of the aggregate number of meetings of the Board of Directors and of committees of the Board on which they served. The Board of Directors has an Executive Committee, Compensation Committee, and Audit Committee. In 1999, the Board of Directors formed a Special Negotiating Committee which was dissolved in January 2000. The Company does not have a separate nominating committee for recommending to stockholders candidates for positions on the Board.

         The Executive Committee, consisting of Jerome I. Feldman and Scott N. Greenberg, meets on call and has authority to act on most matters during the intervals between Board meetings and acts as an advisory body to the Board of Directors by reviewing various matters prior to submission to the Board. The Committee formally acted ten times in 2000 through unanimous written consent.

         The Compensation Committee, consisting of G. Chris Andersen and Gordon Smale, has the authority to act with respect to the executive compensation of the Company. In 2000, the Compensation Committee held two meetings.

         The Audit Committee is responsible for reviewing and inquiring into matters affecting financial reporting, the system of internal accounting, financial controls and procedures and audit procedures and audit plans. Furthermore, the Audit Committee approves the quarterly financial statements and recommends to the Board of Directors, for approval, the annual financial statements, the annual report and certain other documents required by regulatory authorities. It meets with appropriate Company financial personnel and the Company's independent certified public accountants in connection with these reviews. This Committee recommends to the Board of Directors the appointment of the independent certified public accountants to serve as auditors for the following year in examining the books and records of the Company. This Committee met five times in 2000. The Audit Committee consists of Ogden R. Reid, Roald Hoffmann, Sheldon L. Glashow and Bernard M. Kauderer.

         The Audit Committee has a charter that specifies its responsibilities and the Audit Committee believes it fulfills its charter. The Board of Directors, upon the recommendation of the Audit Committee, approved the charter in response to the audit committee requirements adopted by the Securities and Exchange Commission ("SEC") and the New York Stock Exchange ("NYSE"). A copy of the Audit Committee Charter is attached to this proxy statement as Appendix A.

Audit Committee Report

         During the year ended December 31, 2000, the Audit Committee reviewed and discussed the audited financial statements with management and the Company's independent accountants, KPMG LLP. The Committee discussed with the independent accountants the matters required to be discussed by the Statement of Auditing Standards No. 61 and reviewed the results of the independent accountants' examination of the financial statements.

         The Committee also reviewed the written disclosures and the letter from the independent accountants required by Independence Standards Board, Standard No. 1, discussed with the accountants the accountants' independence and satisfied itself as to the accountants' independence.

         Based on the above reviews and discussions, the Audit Committee recommended to the Board of Directors that the financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2000 for filing with the SEC.

         The Board of Directors has determined that the members of the Audit Committee are independent as defined in the SEC and NYSE regulations.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings made by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings made by the Company under those statutes.

          Ogden R. Reid, Chairman                     Sheldon L. Glashow
          Roald Hoffmann                              Bernard Kauderer

Independent Auditors Fees

         The following table sets forth the aggregate fees billed to the Company for the fiscal year ended December 31, 2000 by the Company's independent auditors, KPMG LLP:

         Audit Fees                                     $   461,000(a)
         Financial Information System Design
             and Implementation Fees                    $      -0-    (b)
         All Other Fees                                 $       26,800(b)(c)
---------------

         (a) Includes fees for the audit of the annual financial statements and reviews of the condensed consolidated financial statements included in the Company's quarterly reports on Form 10-Q.

         (b) The Audit Committee has considered whether the provision of these services, if any, is compatible with maintaining the independent auditor's independence.

         (c) Includes fees for accounting research.

Directors Compensation

         Directors who are not employees of the Company or its subsidiaries receive an annual fee of $5,000, payable quarterly, and $1,000 for each meeting of the Board of Directors attended, but do not receive any additional compensation for service on the committees of the Board of Directors other than the Audit Committee and the Special Negotiating Committee. Employees of the Company or its subsidiaries do not receive additional compensation for serving as directors. During 2000, Admiral Kauderer, and Dr. Glashow each received an additional $15,000 for service on the Special Negotiating Committee, and Mr. Reid, Dr. Glashow and Dr. Hoffmann each received an additional $1,000 for service on the Audit Committee. In addition, Mr. Reid received $50,000 for his role in obtaining additional financing for the Company with respect to its Hydro Med Sciences, Inc. subsidiary.

                             EXECUTIVE COMPENSATION

         The following table and notes present the compensation paid by the Company and subsidiaries to its President and Chief Executive Officer and the Company's other executive officers.


                                                 Summary Compensation Table

                                                                   Annual                    Long Term
                                                              Compensation                 Compensation
                                                                               Other
                                                                               Annual       Securities           All Other
                                                    Salary         Bonus    Compensation    Underlying         Compensation
Name and Principal Position               Year        ($)           ($)          ($)        Options(#)              ($)
---------------------------               ----        ---           ---          ---        ----------              ---

Jerome I. Feldman.....................    2000       425,000         --           --             --                100,472(1)
   President and Chief................    1999       450,899         --           --            100,000(2)          74,067(3)
   Executive Officer..................    1998       320,780         --           --             --                 87,867(4)

Scott N. Greenberg....................    2000       234,233         --        65,560(5)         --                  6,146(6)
   Executive Vice President...........    1999       235,300         --           --            100,000(2)          28,888(7)
   and Chief Financial Officer........    1998       227,000         --           --             --                 29,316(8)

John C. McAuliffe.....................    2000       259,039(9)      --        8,906(5)           5,000(2)           6,033(10)
   Senior Vice President..............    1999       241,313(9)   410,000(9)      --            120,000(2)          26,239(11)
   President, General Physics.........    1998       211,585(9)    90,000(9)      --             10,000(2)          26,288(12)
   Corporation

Andrea D. Kantor......................    2000       189,920         --        8,906(5)          --                  6,012(13)
   Vice President and.................    1999       178,113         --           --             15,000(2)           3,961(14)
   General Counsel....................    1998       137,902         --           --             --                  3,827(15)
---------------------


(1) Includes $62,500 for services rendered to GPC; a $5,250 matching contribution to General Physics Corporation Profit Investment Plan (the "GPC PIP Plan); $24,441 for split dollar life insurance premiums; and $8,281 for group term life insurance premiums.

(2) Consists of options to purchase shares of Common Stock granted pursuant to the Company's 1973 Non-Qualified Stock Option Plan, as amended (the "Plan").

(3) Includes $49,000 in cash and Common Stock received in connection with the merger of the Company and GPC (the "Merger"); a $4,000 matching contribution to the Company's 401(k) Savings Plan (the "401(k) Savings Plan"); and $21,067 for split dollar life insurance premiums.

(4) Includes $49,000 in cash and Common Stock received in connection with the Merger; $20,304 for group term life insurance premiums; a $4,000 matching contribution to the 401(k) Savings Plan; and $14,563 for split dollar life insurance premiums.

(5) Grant date present values of options to purchase shares of common stock of Millennium Cell Inc. ("Millennium Cell") owned by the Company, which options were granted on February 11, 2000 pursuant to the terms of the GP Strategies Millennium Cell, LLC Plan. Such options have an exercise price of $.91 per share (the Company's estimate of the fair market value per share on the date of grant is $.70), are either fully exercisable on the date of grant or 50% exercisable on the date of grant and 50% exercisable on the first anniversary of the date of grant, and have an expiration date of May 11, 2002. Grant date present values were determined using the Black-Scholes option pricing model, using the following assumptions: (a) time of exercise is May 11, 2002,
         (b) stock price volatility is 75%, (c) the risk-free rate of return is 5.75%, and (d) the dividend yield is 0%. No discount was applied to the option values to account for the facts that the options are not freely transferable and are subject to the risk of forfeiture. Includes options to purchase 241,919, 32,865 and 32,865 shares of common stock of Millennium Cell owned by the Company, granted to Mr. Greenberg, Mr. McAuliffe and Ms. Kantor, respectively

(6) Includes a $5,250 matching contribution to the GPC PIP Plan; $494 for split dollar life insurance premiums; and $402 group term life insurance premiums.

(7) Includes $24,500 in cash and Common Stock received in connection with the Merger; a $4,000 matching contribution to the 401(k) Savings Plan; and $388 for split dollar life insurance premiums.

(8) Includes $24,500 in cash and Common Stock received in connection with the Merger; a $4,000 matching contribution to the 401(k) Savings Plan; and $816 for group term life insurance premiums.

(9)      Paid by GPC for services rendered solely to GPC.

(10) Includes a $5,250 matching contribution to the GPC PIP Plan; $483 for split dollar life insurance premiums; and $300 for group term life insurance premiums.

(11) Includes $20,134 in cash and Common Stock received in connection with the Merger; $5,700 contributed by GPC under the GPC Plan; and $405 for split dollar life insurance premiums paid by GPC.

(12) Includes $20,153 in cash and Common Stock received in connection with the Merger; $5,700 contributed by GPC under the GPC Plan; and $435 for group term life insurance premiums paid by GPC.

(13) Includes a $5,250 matching contribution to the GPC PIP Plan; $360 for split dollar life insurance premiums; and $402 for group term life insurance premiums.

(14) Includes a $3,245 matching contribution to the 401(k) Savings Plan; $289 for split dollar life insurance premiums; and $427 for group term life insurance premiums.

(15) Includes a $3,164 matching contribution to the 401(k) Savings Plan and $663 for group term life insurance premiums.

                              Option Grants in 2000

The following table and notes contain information concerning the grant of stock options in 2000 pursuant to the Plan to the named executive officers.


                                                                                                    Potential Realizable
                                                     Individual Grants                               Value at Assumed
                                              Percent of                                              Annual Rates of
                                             Total Options                                              Stock Price
                                Options       Granted to     Exercise or                             Appreciation for
                                Granted      Employees in    Base Price         Expiration            Option Term(2)
 Name                            (#)(1)           2000          ($/Sh)              Date            5%($)            10%($)
----                            ------           ----          ------              ----            -----            ------

John C. McAuliffe........        5,000             1%           5.188             02/23/10        16,314            41,342
-------------------

(1) Options to purchase Common Stock granted pursuant to the terms of the Plan. The options are exercisable cumulatively at the rate of 20% per annum for a period of five years from the date of grant.

(2) Represents gain that would be realized assuming the options were held for the entire ten year term and the stock price increased at compounded rates of 5% and 10% from a base price of $5.188 per share. The potential realizable values per option or per share under such 5% and 10% rates of stock appreciation would be $3.26 and $8.27. These amounts represent assumed rates of appreciation only. Actual gain, if any, on option exercise and Common Stock holdings will be dependent on overall market conditions and on the future performance of the Company and its Common Stock. There can be no assurance that the amounts reflected in this table will be achieved.

                       Aggregated Option Exercises in 2000
                           and Year-End Option Values

         The following table and notes contain information concerning the exercise of stock options under the Plan during 2000 and unexercised options under the Plan held at the end of 2000 by the named executive officers. Unless otherwise indicated, options are to purchase Common Stock.


                                Shares                           Exercisable/Unexercisable          Value of Unexercised
                              Acquired on         Value              Options at                     In-the-Money Options at
                               Exercise         Realized         December 31, 2000(#)               December 31, 2000($)(1)
                                                                 --------------------               -----------------------
Name                              (#)            ($)(1)     Exercisable      Unexercisable     Exercisable    Unexercisable
----                              ---            ------     -----------      -------------     -----------    -------------

Jerome I. Feldman.........     150,000(2)         -0-         275,000(3)          53,623          -0-             -0-
Scott N. Greenberg........          -0-           -0-         185,875(3)          75,000          -0-             -0-
John C. McAuliffe.........          -0-           -0-          90,429            104,571          -0-             -0-
Andrea D. Kantor..........          -0-           -0-          18,500              9,000          -0-             -0-


(1) Calculated based on $4.3125, which was the closing price of the Common Stock as reported by the New York Stock Exchange on December 31, 2000, which was below the exercise price of the stock options.

(2)      Includes 150,000 shares of Class B Stock.

(3) Includes options to purchase 275,000 and 75,000 shares of Class B Stock held by Messrs. Feldman and Greenberg, respectively.

         During 2000, Jerome I. Feldman exercised all 15,000 of his remaining options granted under the GTS Duratek, Inc. Stock Option Plan of the Company and realized $94,780 of value based on the difference between the exercise price of the options and the market price of Duratek common stock on the exercise date.

Compensation Committee Report on Executive Compensation

         The  Compensation   Committee  is  responsible  for  administering  the
compensation program for the executive officers of the Company. The Compensation Committee consists of G. Chris Andersen and Gordon Smale.

         The Compensation Committee's executive compensation policies are designed to offer competitive compensation opportunities for all executives which are based on personal performance, individual initiative, and achievement, as well as assisting the Company in attracting and retaining qualified executives. The Compensation Committee also endorses the position that stock ownership by management and stock-based compensation arrangements are beneficial in aligning management's and stockholders' interests in the enhancement of stockholder value.

         Compensation paid to the Company's executive officers generally consists of the following elements: base salary, annual bonus, and long-term compensation in the form of stock options and the GPC PIP Plan. The compensation for the executive officers of the Company is determined by a consideration of each officer's initiative and contribution to overall corporate performance and the officer's managerial abilities and performance in any special projects that the officer may have undertaken. Competitive base salaries that reflect the individual's level of responsibility are important elements of the Company's executive compensation philosophy. Subjective considerations of individual performance are considered by the Compensation Committee in establishing annual bonuses and other incentive compensation.

         The Company has certain broad-based employee benefit plans in which all employees, including the named executives, are permitted to participate on the same terms and conditions relating to eligibility and subject to the same limitations on amounts that may be contributed. In 2000, the Company also made matching contributions to the GPC PIP Plan for those participants.

Mr. Feldman's 2000 Compensation

         Mr. Feldman's compensation in 2000 was determined principally by the terms of his employment agreement with the Company, which was negotiated with the Compensation Committee of the Board of Directors. Effective June 1, 1999, the Company and Mr. Feldman entered into a new five-year employment agreement, which is described below. In considering Mr. Feldman's compensation and the terms of the new employment agreement, the Compensation Committee considered Mr. Feldman's significant contribution to the strategic redirection of the Company over the last several years and his role with respect to the divestiture of the Company's non-core assets and the development of Millennium Cell Inc. With the completion of Millennium Cell's initial public offering in August 2000, the Company has an asset with a market value of approximately $41,000,000 based on the March 26, 2001 market price. Mr. Feldman also led management's efforts in improving the revenue of the Company's core training business of GPC in the second half of 2000. However, based on the Company's disappointing financial performance in 2000, the Compensation Committee did not believe that a bonus was warranted in 2000.

         Notwithstanding anything to the contrary set forth in any of the Company's previous filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 that might incorporate future filings make by the Company under those statutes, in whole or in part, this report shall not be deemed to be incorporated by reference into any such filings, nor will this report be incorporated by reference into any future filings make by the Company under those statutes.

           G. Chris Andersen                                 Gordon Smale

Employment Agreements

         Jerome I. Feldman. As of June 1, 1999, Jerome I. Feldman and the Company entered into an employment agreement pursuant to which Mr. Feldman is employed as the President and Chief Executive Officer of the Company until May 31, 2004, unless sooner terminated.

         Commencing June 1, 1999, Mr. Feldman's base annual salary is $400,000, with annual increases of $25,000. The Company and Mr. Feldman have agreed to negotiate in good faith to formulate an annual incentive based compensation arrangement based on the Company's achieving certain financial milestones which will be fair and equitable to Mr. Feldman and the Company and its stockholders. Each December, the Board of Directors is required to determine Mr. Feldman's bonus for the year then ending, based upon the Company's revenues, profits or losses, financing activities, and such other factors deemed relevant by the Board of Directors. Mr. Feldman did not receive a bonus for the year 2000. Pursuant to the employment agreement entered into in 1999, the Company granted Mr. Feldman under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vested 20% immediately and 20% on each June 1 commencing June 1, 2000 and terminate on May 31, 2004. The Company is required to provide Mr. Feldman with an automobile, to pay for country club dues, which membership is to be used primarily to further the Company's business, and to maintain the existing life and disability insurance covering Mr. Feldman. The maturity date of the Company's presently outstanding loans to Mr. Feldman was extended to May 31, 2004, and all contractual restrictions imposed by the Company on the disposition by Mr. Feldman of shares of Class B Stock were terminated.

         The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Feldman to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Feldman in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Feldman his full salary through the date his employment is terminated. If Mr. Feldman's employment is terminated by his death, the Company is required to pay to his heirs, in a lump sum, an amount equal to his full salary for the period ending May 31, 2004. If, as a result of Mr. Feldman's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Feldman is entitled to receive his full salary during the disability period until his employment is terminated.

         Mr. Feldman can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company or (ii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Current Report on Form 8-K ("Form 8-K") pursuant to Section 13 or 15(d) of the Exchange Act, other than a change of control resulting in control by Mr. Feldman or a group including Mr. Feldman, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or a group including Mr. Feldman, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, or (iii) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board.

         If the Company wrongfully terminates the employment agreement or Mr. Feldman terminates the employment agreement for Good Reason, then (i) the Company is required to pay Mr. Feldman his full salary through the termination date; (ii) the Company is required to pay as severance pay to Mr. Feldman an amount equal to (a) Mr. Feldman's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (i) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (ii) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated; (iii) all options to purchase the Company's Common Stock granted to Mr. Feldman under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Feldman's employment by the Company had not terminated and, if Mr. Feldman's termination is based on a change of control of the Company and Mr. Feldman elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Feldman a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated and (b) three, all employee benefit plans and programs in which Mr. Feldman was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Feldman may be entitled as a result of such breach.

         Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Feldman if the Company could not reasonably deduct such portion solely by operation of Section 280G ("Section 280G") of the Internal Revenue Code of 1986, as amended.

         Scott N. Greenberg. As of July 1, 1999, Scott N. Greenberg and the Company entered into an employment agreement pursuant to which Mr. Greenberg is employed as the Executive Vice President of the Company. Unless sooner terminated pursuant to its terms, the employment agreement terminates on June 30, 2004, provided that if the employment agreement has not been terminated prior to June 30, 2002, the employment agreement is extended on June 30, 2002 to June 30, 2005.

         Commencing July 1, 1999, Mr. Greenberg's base annual salary is $250,000, with annual increases to be determined by the Board of Directors of not less than the greater of (i) 3% and (ii) the percentage increase in the Consumer Price Index. The Company agreed to pay Mr. Greenberg a signing bonus of $300,000, which Mr. Greenberg waived. Mr. Greenberg is entitled to an annual bonus based upon the percentage increase in GPC's earnings before interest, taxes, depreciation and amortization, excluding extraordinary or unusual nonrecurring items of income and expense ("EBITDA"), from GPC's EBITDA for the prior year, up to 50% of his base salary, however Mr. Greenberg did not receive a bonus for the year 2000 because of GPC's financial performance. Pursuant to the employment agreement entered into in 1999, the Company has granted Mr. Greenberg under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vest 20% immediately and 20% on each July 1 commencing July 1, 2000 and terminate on June 30, 2004. The Company is required to provide Mr. Greenberg with an automobile and to maintain the existing life and disability insurance covering Mr. Greenberg.

         The Company may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. Greenberg to substantially perform his duties or obligations or (ii) the willful engaging by Mr. Greenberg in misconduct which is materially monetarily injurious to the Company. If the employment agreement is terminated for Cause, the Company is required to pay Mr. Greenberg his full salary through the date his employment is terminated. If Mr. Greenberg's employment is terminated by his death, the Company is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. Greenberg's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, the Company may terminate his employment. Mr. Greenberg is entitled to receive his full salary during the disability period until his employment is terminated.

         Mr. Greenberg can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company, (ii) a management change in control of the Company, or (iii) a failure by the Company to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as any of the following, but only if not approved by the Board of Directors, (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, (ii) any "person" (as such term is used in Sections 13(d) and 14(d) of the Exchange Act), other than Mr. Feldman or Mr. Greenberg or a group including Mr. Feldman or Mr. Greenberg, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iii) the Company and its affiliates owning less than a majority of the voting stock of GPC, (iv) the sale of all or substantially all of the assets of GPC, or (v) at any time when there has not been a management change of control of the Company, individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board. A "management change in control" of the Company is defined as (i) an event that would have constituted a change of control of the Company if it had not been approved by the Board of Directors or (ii) a change in control of the Company of a nature that would be required to be reported in response to
Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman but not Mr. Greenberg.

         If the Company wrongfully terminates the employment agreement or Mr. Greenberg terminates the employment agreement for Good Reason (other than as a result of a management change of control), (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg an amount equal to (a) Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg's termination is based on a change of control of the Company and Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over
(b) the aggregate exercise price of the options surrendered; (iv) the Company is required to maintain in full force and effect, for a number of years equal to the greater of (a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by the Company, the Company is required to pay all other damages to which Mr. Greenberg may be entitled as a result of such breach.

         If Mr. Greenberg terminates the employment agreement for Good Reason as a result of a management change of control, (i) the Company is required to pay Mr. Greenberg his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) the Company is required to pay as severance pay to Mr. Greenberg a lump sum amount equal to twice Mr. Greenberg's average annual cash compensation received from the Company during the three full calendar years immediately preceding the termination date; (iii) all options to purchase the Company's Common Stock granted to Mr. Greenberg under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. Greenberg's employment by the Company had not terminated and, if Mr. Greenberg elects to surrender any or all of such options to the Company, the Company is required to pay Mr. Greenberg a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; and (iv) the Company is required to maintain in full force and effect for two years all employee benefit plans and programs in which Mr. Greenberg was entitled to participate immediately prior to the termination date.

         Notwithstanding the foregoing, the Company shall not be obligated to pay any portion of any amount otherwise payable to Mr. Greenberg if the Company could not reasonably deduct such portion solely by operation of Section 280G.

         John C. McAuliffe. As of July 1, 1999, John C. McAuliffe and GPC entered into an employment agreement pursuant to which Mr. McAuliffe is employed as President of GPC. Unless sooner terminated pursuant to its terms, the employment agreement terminates on June 30, 2004, provided that if the employment agreement has not been terminated prior to June 30, 2002, the employment agreement is extended on June 30, 2002 to June 30, 2005, and if the employment agreement has not been terminated prior to June 30, 2003, the employment agreement is extended on June 30, 2003 to June 30, 2006.

         Commencing July 1, 1999, Mr. McAuliffe's base annual salary is $250,000, with annual increases to be determined by the Board of Directors of GPC of not less than 5%. GPC paid Mr. McAuliffe a signing bonus of $300,000. In addition, Mr. McAuliffe was given the right to allocate bonuses in an aggregate amount of up to $800,000 to other GPC employees, provided that such employees agreed to return their bonus if their employment with GPC terminates prior to July 1, 2002. Mr. McAuliffe is entitled to an annual bonus based upon the percentage increase in GPC's EBITDA from GPC's EBITDA for the prior year, up to 50% of his base salary, however, Mr. McAuliffe did not receive a bonus for the year 2000 because of GPC's financial performance. Pursuant to the employment agreement entered into in 1999, the Company has granted Mr. McAuliffe under the Company's option plan, options to purchase 100,000 shares of the Company's Common Stock at an exercise price of $8.00 per share, the market price on the date of grant. Such options vest 20% immediately and 20% on each July 1 commencing July 1, 2000 and terminate on June 30, 2004. GPC is required to provide Mr. McAuliffe with an automobile, to pay up to $10,000 for country club dues, which membership is to be used primarily to further the GPC's business, and to maintain the existing life and disability insurance covering Mr. McAuliffe.

         GPC may terminate the employment agreement for Cause, which is defined as (i) the willful and continued failure by Mr. McAuliffe to substantially perform his duties or obligations or (ii) the willful engaging by Mr. McAuliffe in misconduct which is materially monetarily injurious to GPC. If the employment agreement is terminated for Cause, GPC is required to pay Mr. McAuliffe his full salary through the date his employment is terminated. If Mr. McAuliffe's employment is terminated by his death, GPC is required to pay to his spouse or estate his full salary for a period of one year. If, as a result of Mr. McAuliffe's incapacity due to physical or mental illness, he is absent from his duties on a full-time basis for the entire period of six consecutive months, and he does not return within 30 days of notice, GPC may terminate his employment. Mr. McAuliffe is entitled to receive his full salary during the disability period until his employment is terminated.

         Mr. McAuliffe can terminate the employment agreement for Good Reason, which is defined to include (i) a change in control of the Company or (ii) a failure by GPC to comply with any material provision of the employment agreement which has not been cured within ten days after notice. A "change in control" of the Company is defined as (i) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, other than a change of control resulting in control by Mr. Feldman or Mr. McAuliffe or a group including Mr. Feldman or Mr. McAuliffe, (ii) a change in control of a nature that would be required to be reported in response to Item 1(a) of Form 8-K, resulting in control by a buy-out group including Mr. Feldman but not Mr. McAuliffe, (iii) any "person" (as such term is used in Sections 13(d) and 4(d) of the Exchange Act), other than Mr. Feldman or Mr. McAuliffe or a group including Mr. Feldman or Mr. McAuliffe, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the combined voting power of the Company's then outstanding securities, (iv) the Company and its affiliates owning less than a majority of the voting stock of GPC, (v) the sale of all or substantially all of the assets of GPC, or (vi) at any time individuals who were either nominated for election or elected by the Board of Directors of the Company cease for any reason to constitute at least a majority of the Board.

         If GPC wrongfully terminates the employment agreement or Mr. McAuliffe terminates the employment agreement for Good Reason, (i) GPC is required to pay Mr. McAuliffe his full salary and provide him his benefits through the termination date, and pay him his full annual bonus for the calendar year in which termination occurs; (ii) GPC is required to pay as severance pay to Mr. McAuliffe an amount equal to (a) Mr. McAuliffe's average annual cash compensation received from GPC during the three full calendar years immediately preceding the termination date, multiplied by (b) the greater of (I) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (II) three, such payment to be made (c) if termination is based on a change of control of the Company, in a lump sum or (d) if termination results from any other cause, in substantially equal semimonthly installments payable over the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended; (iii) all options to purchase the Company's Common Stock granted to Mr. McAuliffe under the Company's option plan or otherwise immediately become fully vested and terminate on such date as they would have terminated if Mr. McAuliffe's employment by GPC had not terminated and, if Mr. McAuliffe's termination is based on a change of control of the Company and Mr. McAuliffe elects to surrender any or all of such options to GPC, GPC is required to pay Mr. McAuliffe a lump sum cash payment equal to the excess of (a) the fair market value on the termination date of the securities issuable upon exercise of the options surrendered over (b) the aggregate exercise price of the options surrendered; (iv) GPC is required to maintain in full force and effect, for a number of years equal to the greater of
(a) the number of years (including partial years) that would have been remaining in the employment period if the employment agreement had not so terminated but was not subsequently extended and (b) three, all employee benefit plans and programs in which Mr. McAuliffe was entitled to participate immediately prior to the termination date; and (v) if termination of the employment agreement arises out of a breach by GPC, GPC is required to pay all other damages to which Mr. McAuliffe may be entitled as a result of such breach.

         Notwithstanding the foregoing, GPC shall not be obligated to pay any portion of any amount otherwise payable to Mr. McAuliffe if GPC could not reasonably deduct such portion solely by operation of Section 280G.

         The Company guaranteed the performance by GPC of its obligations under Mr. McAuliffe's employment agreement.

Certain Transactions

         AW provided investment banking services to the Company during the year 2000. G. Chris Andersen is a general Partner of AW and is a Director of the Company.

         The Company has made loans to Jerome I. Feldman, the Chairman of the Board, President, and Chief Executive Officer of the Company. Mr. Feldman primarily utilized the proceeds of such loans to exercise options to purchase Class B Stock. Such loans bear interest at the prime rate of Fleet Bank and are secured by the purchased Class B Stock. As of March 31, 2001, the aggregate amount of indebtedness outstanding was approximately $4,882,000, which was the largest aggregate amount of indebtedness outstanding since January 1, 2000.

         For the year ended December 31, 2000, Michael Feldman, Director of Business Development of the Company, received salary from GPC of approximately $120,000. Michael Feldman is the son of Jerome I. Feldman.

                                PERFORMANCE GRAPH

         The following table compares the performance of the Common Stock for the periods indicated with the performance of the NYSE Market Index and the MG Group Index/Education and Training Services assuming $100 were invested on December 31, 1995 in the Common Stock, the NYSE Market Index and the MG Group Index/Education and Training Services. Values are as of December 31 of the specified year assuming that all dividends were reinvested.

 Comparison of 5-Year Cumulative Total Return

                                    Base
                                  Period
   Company/Index Name             Dec 1995     Dec 1996      Dec 1997     Dec 1998     Dec 1999     Dec 2000
   ------------------------------ ------------ ------------- ------------ ------------ ------------ --------
   GP Strategies                     $100       $ 89.78      $162.04      $175.18       $71.53      $50.37
   NYSE Market Index                  100        182.50       241.58       271.66       175.02      278.56
   MG Group Index/Education
   And Training Services              100        120.46       158.48       188.58       206.49      211.42


                COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

         Section 16(a) of the Exchange Act requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equities, to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Officers, directors and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on its review of copies of such forms received by it and written representations from certain reporting persons that no Forms 5 were required for those persons, the Company believes that during the period January 1, 2000 to April 20, 2001, all filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with, except that Jerome I. Feldman filed one late report and G. Chris Andersen and Gordon Smale each filed two late reports.

 RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

         The Audit Committee has recommended, and the Board of Directors has selected, the firm of KPMG LLP to serve as independent auditors for the Company for the year ending December 31, 2001. KPMG LLP has audited the Company's books since 1970. The Board considers KPMG LLP to be well qualified for the function of serving as the Company's auditors.

         If the stockholders fail to ratify this selection, the matter of the selection of independent auditors will be reconsidered by the Board of Directors.

         A representative of KPMG LLP is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions from stockholders.

                              STOCKHOLDER PROPOSALS

         Stockholders may present proposals for inclusion in the Company's 2002 proxy statement provided they are received by the Company no later than December 31, 2001 and are otherwise in compliance with applicable SEC regulations. In addition to the above requirements, the Company's By-laws provide that any stockholder wishing to nominate a candidate for director or to propose other business at an annual meeting of stockholders of the Company must give written notice that is received by the Secretary of the Company not less than 90 days prior to the anniversary date of the immediately preceding annual meeting of stockholders (no later than March 14, 2002 with respect to the 2002 Annual Meeting of Stockholders); provided that in the event that the annual meeting is called for a date that is not within 30 days before or after such anniversary date, such notice must be received not later than the close of business on the tenth day following the day on which public disclosure of the date of the annual meeting was first made. Such notice must provide certain information specified in the Company's By-laws. Copies of the Company's By-laws are available to stockholders without charge upon request to the Company's Secretary at the Company's address set forth above.

                                     GENERAL

         So far as is now known, there is no business other than that described above to be presented for action by the stockholders at the meeting, but it is intended that the proxies will be voted upon any other matters and proposals that may legally come before the meeting and any adjournments thereof in accordance with the discretion of the persons named therein.

                              COST OF SOLICITATION

         The cost of solicitation of proxies will be borne by the Company. It is expected that the solicitations will be made primarily by mail, but employees or representatives of the Company may also solicit proxies by telephone or telegraph and in person, and arrange for brokerage houses and other custodians, nominees and fiduciaries to send proxy material to their principals at the expense of the Company.

                                         Lydia M. DeSantis
                                             Secretary

                                   APPENDIX A

                            GP STRATEGIES CORPORATION

                    AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

                                     CHARTER

PURPOSE AND AUTHORITY OF COMMITTEE

The  Audit  Committee  of the  Board of  Directors  shall  assist  the  Board in fulfilling its oversight responsibilities with regard to the Company in the following areas: (i) accounting policies and practices, (ii) financial reporting process and the financial reports provided by the Company to the public, (iii) independent accountants, and (iv) compliance with legal and regulatory requirements. In so doing, the Audit Committee should endeavor to facilitate open and independent communication between the committee, the independent accountants and management of the Company.

The power and authority of the committee is subject to the provisions of the General Corporation Law of the State of Delaware, the Company's Certificate of Incorporation and its By-laws.

MEMBERSHIP

The committee shall consist of at least three directors appointed by the Board as provided for in the By-laws of the Company. The members of the Committee shall meet the independence and experience requirement of the New York Stock Exchange, including the requirements set forth herein, as such requirements may be promulgated from time to time.

         Independence. The committee shall be comprised of directors who have no relationship to the Company that may interfere with the exercise of their independence from management and the Company. In addition, the following conditions regarding the independence of committee members shall apply to every member of the Audit Committee:

o No director who is an employee of the Company or any of its subsidiaries or affiliates may serve on the Audit Committee until three years after the termination of his or her employment.

o A director who is a partner, controlling shareholder or executive officer of an organization that has a business relationship with the Company or who has a direct business relationship with the Company (e.g., as a consultant) may serve on the committee only if the Board of Directors determines in its business judgment that the relationship does not interfere with the director's exercise of independent judgment.

o A director who is employed as an executive of another corporation where any of the Company's executives serves on that corporation's compensation committee may not serve on the Audit Committee.

         Expertise of Committee Members. Each member of the Audit Committee shall be financially literate or must become financially literate within a reasonable period of time after his or her appointment to the committee. At least one member of the committee shall have accounting or related financial management expertise. The Board of Directors shall interpret the qualifications of financial literacy and financial management expertise in its business judgment and shall determine whether a director meets these qualifications.

MEETINGS

The committee shall meet in accordance with a schedule established each year by the Board of Directors, and at other times that the committee may determine, as circumstances dictate. The committee shall meet at least annually with the Company's Chief Financial Officer, and General Counsel in separate executive sessions. Meeting agendas are developed by the committee chairman in consultation with the Company's management and the Secretary. Committee members who would like to suggest agenda items should communicate with one of these individuals. Agendas shall be circulated to committee members prior to committee meetings. In addition, the Committee, or at least its Chairman, should communicate with management and its independent accountants quarterly to review the Company's financial statements and significant findings based upon the independent accountants limited review procedures.

RESPONSIBILITIES AND DUTIES

The Company's management is responsible for preparing the Company's financial statements and the independent accountants are responsible for auditing those financial statements. The committee is responsible for overseeing the conduct of those activities by the Company's management and the independent accountants. The Committee shall obtain a clear understanding with management and the independent accountants that the Company's independent accountants are ultimately accountable to the Board of Directors and the Audit Committee, as representatives of the Company's shareholders, for their performance in conducting the annual audit and periodic reviews of the financial statements.

In fulfilling their responsibilities hereunder, it is recognized that members of the Audit Committee are not full-time employees of the Company and are not, and do not represent themselves to be, accountants or auditors by profession or experts in the field of accounting or auditing. As such, it is not the duty or responsibility of the Audit Committee or its members to conduct "field work" or other types of auditing or accounting review or procedures. Each member of the Audit Committee shall be entitled to rely on (i) the integrity of those persons and organizations within and outside the Company that it receives information from and (ii) the accuracy of the financial and other information provided to the Audit Committee by such persons or organizations absent actual knowledge to the contrary (which shall be promptly reported to the Board of Directors).

The Audit Committee shall have authority over, and shall be responsible for, the following matters:

Accounting Policies

o review major changes to the Company's auditing and accounting policies and practices as suggested by the independent accountants or management;

o review with the independent accountants and management the extent to which changes or improvements in financial or accounting practices, as previously approved by the committee, have been implemented.

Financial Reporting Process and Financial Statements

o        in  consultation  with  the  independent  accountants,   review  the
         integrity, adequacy and timeliness of the organization's financial reporting, both internal and external;

o review and discuss with management the Company's audited financial statements and discuss with the independent accountants the matters required to be discussed by Statement on Auditing Standards No. 61, as may be modified or supplemented;

o review the Company's proxy statement, Annual Report to Shareholders, and Annual Report on Form 10-K, including any certification, reports, opinions or review rendered thereon by the independent accountants;

o following completion of the annual audit, review with each of management and the independent accountants any significant difficulties encountered during the course of the audit (including any restrictions on the scope of work or access to required information), any issues that arose during the course of the audit concerning the Company's internal accounting controls, and any issues that arose concerning the completeness or accuracy of the financial statements;

o        review  any  significant   disagreement  among  management  and  the
         independent accountants in connection with the preparation of the financial statements;

o through the Chairman or the committee as a whole, review with management and the independent accountants, the Company's quarterly financial results prior to the release of earnings;

o periodically review the Company's management information systems that support the financial reporting process.

Independent Accountants:

o together with the Board of Directors, select, evaluate and, where appropriate, replace the independent accountants;

o periodically review the formal written statement and letter required by Independence Standards Board Standard No. 1, as may be modified or supplemented, delineating all relationships between the independent accountants and the Company, and actively engage in a dialogue with the independent accountants with respect to any disclosed relationships or services and their impact on the objectivity or independence of the independent accountants;

o review the scope and results of the independent accountants' audit, and approve their audit and non-audit fees;

o consider the independent accountants' judgment about the scope, quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Legal and Regulatory Requirements

o review with the Company's General Counsel legal compliance matters and any legal matter that could have a significant impact on the organization's financial statements;

o review and reassess the adequacy of the committee's charter on an annual basis and have the document published at least every three years in accordance with SEC regulations.

o annually prepare a report to shareholders as requested by the Securities and Exchange Commission. This report should be included in the Company's annual proxy statement.

RESOURCES AND AUTHORITY OF THE AUDIT COMMITTEE

The Audit Committee shall have the resources and authority appropriate to discharge its responsibilities, including the authority to engage, at the expense of the Company, outside auditors, legal counsel, and other experts or consultants.

                            GP STRATEGIES CORPORATION

COMMON STOCK              Annual Meeting of Stockholders                 PROXY
                            To Be Held June 12, 2001

           This proxy is solicited on behalf of the Board of Directors

         Revoking any such prior appointment, the undersigned, a stockholder of GP Strategies Corporation, hereby appoints Jerome I. Feldman and Scott N. Greenberg, and each of them, attorneys and agents of the undersigned, with full power of substitution, to vote all shares of the Common Stock of the undersigned in said Company at the Annual Meeting of Stockholders of said Company to be held at the Hilton Columbia Hotel, 5485 Twin Knolls Road, Columbia, Maryland on June 12, 2001, at 11:00 a.m., local time, and at any adjournments thereof, as fully and effectually as the undersigned could do if personally present and voting, hereby approving, ratifying and confirming all that said attorneys and agents or their substitutes may lawfully do in place of the undersigned as indicated below.

         This proxy when properly executed will be voted as directed. If no direction is indicated, this proxy will be voted for proposals (1) and (2).

      1. Election for Directors: G. Chris Andersen,  Jerome I. Feldman, Scott
         N. Greenberg, Sheldon L. Glashow, Roald Hoffman, Donald P. Jacobs, Bernard M. Kauderer, John C. McAuliffe, George J. Pedersen, Ogden R. Reid, and Gordon Smale.

            |_|    For         |_|    Withhold            |_|    For All Except

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below)



      2. To ratify the Board of Directors' appointment of KPMG LLP as the Company's independent public accountants for the year 2001.

           |_|    For          |_|    Against             |_|    Abstain

      3. Upon any other matters which may properly come before the meeting or any adjournments thereof.

                                         Please  sign  exactly  as name  appears
below.

Dated                                      , 2001
      -------------------------------------


                                                            Signature

                                                      Signature if held jointly

                    Please mark, sign, date and return the proxy card promptly using the enclosed envelope. When shares are held by joint tenants both should sign. When signing as attorney, as executor, administrator, trustee or guardian, please give full title as such. If signer is a corporation, please sign in full corporate name by President or other authorized officer. If a partnership please sign in partnership name by authorized person.